EXHIBIT 23(b)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Form S-3 of FCNB Corp (the "Company") of our report, dated January 23, 1998, on the consolidated financial statements of the Company for the year ended December 31, 1997, which appears on page 45 of the Company's 1997 Annual Report to Shareholders included in the Company's annual report on Form 10-K for the year ended December 31, 1997.




                                           /s/ Keller Bruner & Company, L.L.C.
                                         -------------------------------------




Frederick, Maryland
April 2, 1998